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                   AWARENESS LETTER OF INDEPENDENT ACCOUNTANTS

MidAmerican Energy Holdings Company
Des Moines, Iowa

We have made a review, in accordance with standards established by the American Institute of Certified Public Accountants, of the unaudited interim financial information of MidAmerican Energy Holdings Company and subsidiaries for the periods ended September 30, 2002 and 2001, as indicated in our report dated November 8, 2002; because we did not perform an audit, we expressed no opinion on that information.

We are aware that our report referred to above, which was included in your Quarterly Report on Form 10-Q for the quarter ended September 30, 2002, is being used in this Amendment No. 1 to Registration Statement No. 333-101699.

We also are aware that the aforementioned report, pursuant to Rule 436(c) under the Securities Act of 1933, is not considered a part of Amendment No. 1 to Registration Statement No. 333-101699 prepared or certified by an accountant or a report prepared or certified by an accountant within the meaning of Sections 7 and 11 of that Act.


/s/ Deloitte & Touche LLP
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DELOITTE & TOUCHE LLP

Des Moines, Iowa
December 20, 2002